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                                                                    Exhibit 23.2

The Board of Directors
Georgia Bank Financial Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG PEAT MARWICK LLP

Atlanta, Georgia
August 15, 1997